Exhibit 23.5

CONSENT OF SIBLEY BASIN GROUP GEOLOGICAL CONSULTING SERVICES LTD.

We hereby consent to the incorporation by reference in any existing Registration Statement of Cliffs Natural Resources Inc. (the “Company”) of any mineralized material estimates and other analyses performed by us in our capacity as an independent consultant to the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Date: February 7, 2013	Sibley Basin Group Geological Consulting Services Ltd.

/s/ Alan J. Aubut
Name: Alan J. Aubut (P. Geo)
Title: President